NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


     THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (the "Agreement") is made this 14th day of April, 1998, by and between J. MORGAN DAVIS (the "Consultant"); and CENIT BANCORP, INC., a Delaware corporation (the "Company"), CENIT BANK, FSB, a federal savings bank (the "Savings Bank"), and CENIT BANK, a Virginia state chartered commercial bank (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Consultant has heretofore served as a Director of and as President and Chief Executive Officer of the Bank, and as a Director of the Company, which is the sole stockholder of the Bank; and

     WHEREAS, in such capacities the Consultant has become familiar with all aspects of and information about (i) the business strategy and business plans of the Bank, the Company, and the Savings Bank, the other wholly owned subsidiary of the Company (the Bank, the Company, and the Savings Bank being sometimes hereinafter referred to together as "CENIT"), (ii) the borrowers, depositors, and other customers of CENIT, (iii) the marketing, loan pricing, and deposit rate strategies of CENIT, and (iv) other similar confidential and proprietary information concerning the business and affairs of CENIT (all such confidential and proprietary information about the business and affairs of CENIT being referred to herein as the "CENIT Confidential Information"); and

     WHEREAS, by mutual agreement among the Consultant, the Bank, and the Company, the Consultant has decided to resign as a director and officer of the Bank and the Company and any subsidiaries of the Bank and the Company, and CENIT has decided to retain the services of the Consultant as a consultant to CENIT on and subject to terms and conditions set forth in a Consulting Agreement (the "Consulting Agreement"), of even date herewith; and

     WHEREAS, in consideration of the agreement of the Consultant not to compete with CENIT and not to disclose the CENIT Confidential Information as set forth herein, CENIT has agreed to pay the Consultant the amount described below.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the amount to be paid to the Consultant hereunder, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Consultant and CENIT hereby agree as follows:

1. Resignation as Director and Officer. Effective as of the date of this Agreement, the Consultant has resigned as a director and officer of the Bank, as a director of the Company, and as a director and officer of any subsidiaries of either the Bank or the Company, and any ventures in which either the Bank or the Company or any of their respective subsidiaries are involved.


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2.   Termination  of  Employment  Agreement.  The  Consultant  and the  Bank are
     parties to that certain Employment Agreement (the "Employment Agreement") dated as of January 30, 1995. The Consultant and the Bank mutually agree that the Employment Agreement is hereby terminated in all respects, effective as of the date hereof, and that the respective rights, duties, and obligations of the Consultant and CENIT shall be as set forth in this Agreement, the Consulting Agreement, the exhibits thereto, and the Release.

3. Term. Unless earlier terminated pursuant to the provisions set forth in this Agreement, the term of this Agreement shall be twenty-five (25) months commencing as of the date of this Agreement and ending May 1, 2000; provided, however, that the obligation of the Consultant under Paragraph 6.B. shall continue through May 1, 2001.

4. Duties of the Consultant. The Consultant shall have the duties and obligations set forth in the Consulting Agreement and shall be subject to the agreements, limitations and restrictions set forth herein.

5.   Compensation.

     A. The Consultant shall continue to receive compensation and benefits as an employee of the Company through May 1, 1998, pursuant to the provisions of the Consulting Agreement.

     B. In consideration of the agreements of the Consultant set forth in this Agreement, the Bank shall pay to the Consultant during the term of this Agreement, effective May 2, 1998, if the Consultant is not then in default under this Agreement, an amount equal to $13,000 per month. All such payments shall be payable in monthly, semimonthly or bi-weekly installments in conformity with the Bank's personnel policy relating to salaried employees. In the event of the death of the Consultant during the term of this Agreement, and if the Consultant is not then in default under this Agreement, the Bank shall continue to pay such amount to the executor, administrator or legal representative of the Consultant for the benefit of the Consultant's estate for a period of one (1) month following the date of death. The Consultant acknowledges and agrees that the payment by the Bank of the amount of $13,000 per month to the Consultant shall be the total compensation payable by the Bank for the agreements of the Consultant set forth in this Agreement and that the Bank shall have no duty or obligation to provide any other compensation or benefits of any kind to the Consultant under this Agreement.

     C. The compensation to be paid to the Consultant under this Agreement is expressly conditioned upon the full and faithful performance by the Consultant of each of the agreements of the Consultant set forth in this Agreement.

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

     D. Notwithstanding the other provisions of this Paragraph 5, at any time after April 1, 1999, the Consultant shall be entitled to terminate the right to receive compensation under this Paragraph 5 and in consideration thereof shall be released from the obligation not to compete with CENIT under Paragraph 6.A. of this Agreement but not from the obligation not to disclose CENIT Confidential Information under Paragraph 6.B. of this Agreement. The Consultant may exercise this right by delivering written notice to CENIT at least thirty (30) days in advance of the date on which the Consultant desires to terminate such right to receive compensation.

6.   Noncompetition; Nondisclosure:

     A. For a period of two (2) years from the date of this Agreement, the Consultant shall not, directly or indirectly, whether or not receiving compensation therefor, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, become employed by, or manage or perform services for any business operation, whether financially or in any other capacity, if such business operation has a location within a fifty (50) mile radius of the headquarters of the Company and competes with CENIT. For a period of two (2) years from the date of this Agreement, the Consultant shall not, directly or indirectly, whether or not receiving compensation therefor, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, (i) in any way induce or attempt to induce any employee of CENIT to leave such employee's position with CENIT to become associated with a business competing in any way with CENIT or (ii) induce or attempt to induce any customer of CENIT of either to cease transacting business with CENIT or transfer any part of such customer's business to any other depository institution.

     B. For a period of three (3) years from the date of this Agreement, the Consultant shall hold in a fiduciary capacity for the benefit of CENIT all CENIT Confidential Information, which shall have been obtained by the Consultant during the Consultant's previous employment by the Bank, service as a director of the Company or during the term of this Agreement and which shall not be or become public knowledge (other than by acts by the Consultant or representatives of the Consultant in violation of this Agreement). For a period of three (3) years from the date of this Agreement, the Consultant shall not, without the prior written consent of CENIT or as may otherwise be required by law or legal process, communicate or divulge any such CENIT Confidential Information to anyone other than CENIT and those persons designated by CENIT.

     C. During any period in which the provisions of Paragraph 6.A. are effective, those provisions shall not preclude the Consultant from holding any publicly traded stock provided the Consultant does not acquire any stock interest in any one company in excess of ten percent (10%) of the outstanding voting stock of that company.

     D. Except as provided in Paragraph 6.C. above, the Consultant shall be deemed to be in violation of the provisions of Paragraph 6.A. if he
          (i) is employed by, manages, or performs services for a bank or company that engages in business or performs services similar to the business

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

          conducted or services performed by CENIT at the time this Agreement is terminated; (ii) otherwise performs work in the financial services industry of a similar nature to that performed by the Consultant for the Bank previously or during the term of this Agreement; or (iii) solicits or accepts, other than on behalf of CENIT, any competitive business from any customers of CENIT or requests or advises any customer of CENIT to withdraw, curtail, or cancel the customer's business with CENIT or to refrain from conducting additional business with or procuring additional services from CENIT.

     E. The parties agree that the restrictions contained in this Paragraph 6 are reasonable and fair. If the Consultant competes in violation of the terms of this Paragraph 6, the parties agree that CENIT will be irreparably harmed without an adequate remedy at law. Accordingly, the Consultant acknowledges that if he breaches or threatens to breach any provision of this Paragraph 6, CENIT shall be entitled to an injunction, both preliminary and permanent, restraining the Consultant from such breach or threatened breach, but such injunctive relief shall not preclude CENIT from pursuing all other legal or equitable remedies arising out of such a breach.

     F. The parties have attempted to limit the Consultant's right to compete only to the extent necessary to protect CENIT from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of a restrictive covenant set forth in this Paragraph 6 is in any way disputed at any time, a court or other trier of fact may modify and reform such provision to substitute such other terms as are reasonable to protect the legitimate business interests of CENIT.

     G. References in this Paragraph 6 to CENIT shall mean and refer to the Bank, Savings Bank and/or the Company and their respective present and future affiliates and subsidiaries as the context may require.

     H. The provisions of Paragraph 6.A. and Paragraph 6.B. shall survive any termination of this Agreement or the Consulting Agreement by CENIT as a consequence of the breach of any of the provision of this Agreement or the Consulting Agreement by the Consultant, and the provisions of Paragraph 6.B. shall survive any termination by the Consultant under Paragraph 5.D. of the right to receive compensation under this Agreement.

     I. The Consultant shall have the right at any time to seek a determination from CENIT that conduct in which the Consultant proposes to engage does not violate the provisions of this Paragraph 6. The Consultant must seek such a determination before engaging in such conduct and CENIT will use its best efforts to respond to the Consultant's request for such a determination within fifteen (15) days of receipt.

7. Publicity. The Consultant and CENIT shall maintain in confidence the provisions of this Agreement and shall not disclose the terms of this Agreement to any other person except as provided in this paragraph. The Consultant agrees that CENIT may disclose the terms of this

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

          Agreement and/or the termination of the Employment Agreement to the extent that disclosure is required by or deemed to be appropriate under applicable federal or state banking or securities laws and regulations or in any litigation to which CENIT may become a party and in which disclosure of the terms of this Agreement is compelled. The Consultant and CENIT shall mutually agree upon a statement to be released to the public concerning the Consultant's resignation of his positions as a director and an officer of the Bank and the Company and shall otherwise withhold comment on the circumstances surrounding such resignation. The Consultant agrees that the limitations imposed on CENIT by this paragraph shall become null and void in the event of the termination of this Agreement following a breach of the terms hereof by the Consultant.

8. Termination. CENIT shall be entitled to terminate this Agreement, immediately and without prior notice to the Consultant, in the event of any breach or violation by the Consultant of either the terms of this Agreement or the terms of the Consulting Agreement or in the event of any act or omission prior to or during the term of this Agreement that would have permitted the Bank to terminate the Employment Agreement for cause as provided therein. In the event of such termination, the obligation of CENIT to pay compensation and other benefits to the Consultant under this Agreement shall terminate, and CENIT thereupon shall be entitled to pursue all legal and equitable remedies available to it under this Agreement, or at law or in equity, and any limitations imposed hereby upon CENIT's rights and remedies shall be immediately terminated. The Consultant's duties and obligations under Paragraph 6 of this Agreement shall survive any such termination.

9. Notices. For the purposes of this Agreement, notices or other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered to the party to whom directed or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to such party at such party's address last known by the party giving such notice. Each party shall advise the other parties of the appropriate address to which notices should be sent. Notices of change of address shall be effective only upon receipt. CENIT hereby advises the Consultant that all notices to CENIT should be addressed to CENIT Bancorp, Inc., 225 West Olney Road, Norfolk, Virginia 23510, attention: President.

10. Modification - Waivers - Applicable Law. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Consultant and on behalf of CENIT by such officers as may be specifically designated by the Board of Directors of the Company. No waiver of any breach, condition or provision of this Agreement by any party hereto at any time shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

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

11. Invalidity-Enforceability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not
     invalidate   or  render   unenforceable   such   provision   in  any  other
     jurisdiction.

12. Successor Rights. This Agreement shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and shall be binding upon and inure to the benefit of the Company, the Savings Bank, and the Bank and any successors thereto and any present and future affiliates and subsidiaries thereof. If the Consultant should die while any amounts would still be payable to the Consultant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Consultant's legatee or other designee or, if there is no such designee, to the Consultant's estate.

13. Compliance with Federal Statutes and Regulations. If the Consultant is suspended and/or temporarily prohibited from participating in the conduct of the affairs of CENIT by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and
     (g)(1)), CENIT's obligations to the Consultant under this Agreement shall be suspended as of the date of service of any such notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CENIT may in its discretion (i) pay the Consultant all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     A. If the Consultant is removed and/or permanently prohibited from participating in the conduct of CENIT's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)), all obligations of CENIT under this Agreement pertaining to CENIT shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     B. If either the Bank or the Savings Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto shall not be affected.

     C. All obligations of CENIT under this Agreement shall be terminated, except to the extent that it is determined that continuation of the contract is necessary to the continued operation of the Bank (i) by the appropriate federal banking agency, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of either the Bank or the Savings Bank under the authority contained in Section 13(c) of the Federal Deposit

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

          Insurance Act; or (ii) by the appropriate federal banking agency, at the time such agency approves a supervisory merger to resolve problems related to operation of either the Bank or the Savings Bank or when either the Bank or the Savings Bank is determined by such agency to be in an unsafe or unsound condition; but vested rights of the parties hereto shall not be affected.

14.  Headings.   Descriptive  headings  contained  in  this  Agreement  are  for
     convenience   only  and  shall  not   control  or  affect  the  meaning  or
     construction of any provision hereof.

15. Legal Conflict. In the event of any conflict between any of the provisions of this Agreement and the provisions of any applicable statutes or regulations, as such statutes or regulations are in effect as of the date of this Agreement, the provisions of such statutes or regulations in effect as of the date of this Agreement shall control.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                       CONSULTANT:



                                       _____________________________(SEAL)
                                       J. Morgan Davis


                                       COMPANY:

                                       CENIT BANCORP, INC.



                                       By______________________________
                                             Title:


                                       SAVINGS BANK:

                                       CENIT BANK, FSB



                                       By______________________________
                                             Title:



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                                       BANK:

                                       CENIT BANK



                                       By______________________________
                                             Title:

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